Exhibit 24 LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, cons�tutes and appoints Christopher Jones as the undersigned's true and lawful atorney-in- fact, with full power and authority as hereina�er described on behalf of and in the name, place and stead of the undersigned to: (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securi�es of BurgerFi Interna�onal, Inc., a Delaware corpora�on (the "Company"), with the United States Securi�es and Exchange Commission, any na�onal securi�es exchanges and the Company, as considered necessary or advisable under Sec�on 16(a) of the Securi�es Exchange Act of 1934 and the rules and regula�ons promulgated thereunder, as amended from �me to �me (the "Exchange Act"); (2) seek or obtain, as the undersigned's representa�ve and on the undersigned's behalf, informa�on on transac�ons in the Company's securi�es from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such informa�on to the undersigned and approves and ra�fies any such release of informa�on; (3) submit a Form ID, and any amendments thereto, to the SEC to apply for filing codes that will allow insider reports to be filed electronically through the EDGAR system, if such codes have not been obtained previously; and (4) perform any and all other acts which in the discre�on of such atorney-in-fact are necessary or desirable for and on behalf of the undersigned in connec�on with the foregoing. The undersigned acknowledges that: (1) this Power of Atorney authorizes, but does not require, each such atorney-in-fact to act in their discre�on on informa�on provided to such atorney-in-fact without independent verifica�on of such informa�on; (2) any documents prepared and/or executed by either such atorney-in-fact on behalf of the undersigned pursuant to this Power of Atorney will be in such form and will contain such informa�on and disclosure as such atorney-in-fact, in his or her discre�on, deems necessary or desirable; (3) neither the Company nor either of such atorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obliga�on or liability of the undersigned or profit disgorgement under Sec�on 16(b) of the Exchange Act; and (4) this Power of Atorney does not relieve the undersigned from responsibility for compliance with the undersigned's obliga�ons under the Exchange Act, including without limita�on the repor�ng requirements under Sec�on 16 of the Exchange Act. The undersigned hereby gives and grants each of the foregoing atorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing maters as fully to all intents and purposes as the undersigned might or could do if present, hereby ra�fying all that each such atorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Atorney.

This Power of Atorney shall remain in full force and effect un�l revoked by the undersigned in a signed wri�ng delivered to each such atorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Atorney to be executed as of this 10th day of May, 2024. /s/ Michelle Zavolta ---------------------------------- Michelle Zavolta